                                                                    EXHIBIT 99.2




                            UNITED BANKSHARES, INC.


                                  MERGER WITH



                            CENTURY BANCSHARES, INC.

--------------------------------------------------------------------------------

This presentation contains certain forward looking statements with respect to the financial condition, results of operations and business of United Bankshares, Inc. and Century Bancshares, Inc. on a combined basis after the proposed merger. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the proposed merger cannot be fully realized or realized within the expected time frame; (2) costs or difficulties related to the integration of the businesses of United Bankshares, Inc. and Century Bancshares, Inc. are greater than expected; (3) revenues following the proposed merger are lower than expected; (4) competitive pressure among depository institutions increases significantly; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

Presentation Overview:

     .  Strategic Impact
     .  Franchise Overview
     .  Market Share Analysis
     .  Century and Market Profile
     .  Combined Operations
     .  Transaction Summary
     .  Transaction Structure
     .  Summary

Strategic Impact

     .  Increases United's assets to over $5.4 billion

     .  Increases United's Virginia franchise to over $2.1 billion

     .  Represents an in-market transaction

     .  Adds to shareholder value

Franchise Overview

Map of Washington, D.C. MSA including Northern Virginia, Southeast Maryland and Washington, D.C. metro areas

* Century Branch Locations
/\United Branch Locations


                              [MAP APPEARS HERE]


UNITED BANK OFFICE LOCATIONS
----------------------------

VIRGINIA            MARYLAND        WASHINGTON, D.C. (2)
--------            --------

ANNANDALE           BETHESDA
ARLINGTON (4)       ROCKVILLE
CHANTILLY (2)
FAIRFAX (4)
FALLS CHURCH
LEESBURG
MANASSAS
MCLEAN
RESTON
STERLING
VIENNA (2)



CENTURY NATIONAL BANK OFFICE LOCATIONS
--------------------------------------

VIRGINIA            MARYLAND        WASHINGTON, D.C. (2)
--------            --------

ALEXANDRIA          BETHESDA (2)
DUMFRIES            ROCKVILLE
MCLEAN (2)          GERMANTOWN
RESTON

Market Share Analysis

     . Merging with Century will increase United Bankshares' footprint in Virginia and in the Washington, DC MSA.

     . Combination of Century and United Bankshares under the United Bankshares umbrella creates a strong platform from which to expand market share.

     .  Post-Merger, United Bankshares will

               .  be the 9th largest bank in Virginia and in the Washington, DC
                  MSA

Century Profile:

     .  Total Assets -- $415 million

     . 11 Full Service Offices -- 5 in Virginia; 2 in Washington, D.C.; 4 in Maryland

Virginia/Washington, DC MSA Market Profile:

     .  12th Most Populated Region

     .  Highest Per Capita Income in the Nation

     .  Very Low Unemployment Rate

Pro Forma Combined Operations:

                                  United      Century      Combined
     Dollars in millions        Bankshares   Bancshares   Company (1)
                                ----------   ----------   -----------

     Assets                       $4,985        $415         $5,400

     Loans                         3,172         273          3,445

     Deposits                      3,463         331          3,794

     Shareholders' Equity            445          28            473

     Full Service Offices             75          11             86

Data as of 3/31/01
(1) Does not reflect intangibles and the related allocation of those intangibles to be recorded in the transaction.

     (Dollars in millions, except per share data)       2001      2002
                                                        ----      ----

     Net Income (1)
          United Projected                             $79,838   $86,562
          Century Projected                              3,099     3,911
                                                       -------   -------

     Pro Forma Combined                                 82,937    90,473
                                                       -------   -------

     Adjustments (after tax)
          Cost Savings                                   1,114     1,885
          Revenue Enhancements                             105       214
                                                       -------   -------
     Pro Forma Earnings                                $84,156   $92,572
                                                       =======   =======

     Pro Forma EPS (2)                                 $  1.90   $  2.09
     Stand Alone EPS                                   $  1.90   $  2.06

(1) Based on IBES median estimates for both companies; does not constitute management forecasts; excludes merger-related charges.
(2)  Based on 44.3 million pro forma diluted shares

Transaction Summary

 .  Consideration:                 $3.43 cash + 0.45 United Shares
                                   for Each Century Share

 .  Terms:                         Fixed Exchange Ratio and Cash
                                   Tax-free Exchange of Shares
                                   Taxable Cash
                                   14.9% Stock Option to United
                                   Century Walkaway (greater than) 25%
 .  Accounting Treatment:          Purchase
 .  Shares Issued:                 1,938,191
 .  Expected Closing:              Fourth Quarter 2001
 .  Implied Multiples:             3/31/01 Book Value:        252%
                                   2001 Estimated EPS:     20.43X
                                   % of Total Assets:          15%

Transaction Structure

          .  Financial Impact:
               - Total assets to $5.4 billion
               - Market capitalization to over $1.1 billion
               - Accretive to earnings per share in 2002

          .  Strategies for Earnings Enhancement:

               [ ] Expense Saving:
                     - Audit & legal fees     - Insurance
                     - Data processing        - Corporate overhead
                     - Back room operations   - Marketing
                     - Director fees          - Consolidate duplicate offices
                     - Regulatory fees        - Move deposit rates

               [ ] Revenue Enhancements:

                     - Expand trust services
                     - Change service charge structure

          .  Century adds:

               [ ] Strong branch network in good locations in northern Virginia
               [ ] Expanded presence into the state of Maryland and District of
                   Columbia

Summary:

     . Represents the 25th M&A transaction by United's current management team with a proven track record for achieving operating and conversion efficiencies in deals.

     .  Increases United's franchise value.

     .  Accretive to EPS.

     .  Creates the 9th largest bank in Virginia and the Washington, DC MSA.

     . Increases United's Virginia franchise to 40% of total consolidated company assets.

     . Merger consideration represents 15% of Century's assets as compared to 21.5% for First Virginia's acquisition of James River and 28.9% for BB&T's acquisition of F&M National, the two most recently announced Virginia transactions.

     .  The resulting banking company remains well capitalized.

     .  Anticipated to close during the 4th quarter of 2001.

     .  Represents an in-market transaction.